Exhibit 99.

4832 Grand Avenue Duluth, MN 55807 USA Phone: (218) 628-2217 Fax: (218) 628-3245 Email: info@ikonics.com Website: www.ikonics.com

News Contact:	Glenn Sandgren	For Immediate Release
	Chief Executive Officer	August 6, 2021
(218) 628-2217

IKONICS ANNOUNCES SECOND QUARTER 2021 RESULTS

DULUTH, MN - IKONICS Corporation (Nasdaq: IKNX), a Duluth-based imaging technology company (“IKONICS” or the “Company”), announced its second quarter 2021 earnings.  Revenue for the second quarter of 2021 was $4,251,000 compared to $2,572,000 for the same period in 2020, an increase of 65%.  IKONICS posted a second quarter loss of $722,000 or $0.37 per diluted share, versus the second quarter 2020 pandemic related loss of $1,042,000, or $0.53 per diluted share. For the six months ending June 30, 2021, the Company realized a net loss of $0.53 per diluted share compared to a net loss of $0.82 per diluted share for the same period in 2020.

On a Non-GAAP basis, for the second quarter of 2021, IKONICS realized earnings of $75,000, or $0.04 per diluted share, excluding transaction related professional service and stock based compensation expenses.

Glenn Sandgren, IKONICS CEO noted, “In the second quarter we saw improvement in both the breadth and pace of the recovery. Our second quarter performance is incrementally improved over recent years, even with the negative impacts of the industry-wide supply chain shortages. Fortunately, these constraints have lessened considerably in the last month.”

Key Highlights:

-	Non-GAAP second quarter 2021 earnings were $75,000 on revenue of $4,251,000.
-	Supply chain issues caused by the 2021 Texas power crisis triggered force majeure failure of key suppliers impacting 2021 second quarter sales but have substantially subsided.
-	New product initiatives are progressing well, including:
o	IKONART® sales continued to be robust at a greater than 100% CAGR since 2019; and
o	Continued favorable customer evaluations of the Dualprint™ mold testing system.
-	Entered into a definitive merger agreement with TeraWulf Inc. (“TeraWulf”) for a business combination, which is expected to close in the second half of 2021.

Sandgren, continued, "We remain excited by the prospects for all our constituents.  The legacy business continues to perform well in the face of near-term supply chain challenges. Additionally, the proposed business combination with TeraWulf provides genuine “win-wins” for our shareholders, including the opportunity to realize a substantial upfront cash payment and continue to benefit from the value of our legacy imaging business. Our shareholders also gain the ability to participate in the potential upside of TeraWulf’s compelling business – owning and operating fully integrated environmentally clean bitcoin mining facilities in the United States.  We believe that securing the long-term viability of our legacy business will enable us to continue to meet our customers’ needs, offer employment opportunities for our workforce and support the local economy.”

4832 Grand Avenue Duluth, MN 55807 USA Phone: (218) 628-2217 Fax: (218) 628-3245 Email: info@ikonics.com Website: www.ikonics.com

IKONICS Corporation
CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
For the Three and Six Months Ended June 30, 2021 and 2020

	Three Months Ended		Six Months Ended
	6/30/21	6/30/20	6/30/21	6/30/20
Net sales	$4,251,348	$2,572,439	$7,324,756	$6,069,631

Cost of goods sold	2,822,044	2,187,544	4,899,120	4,531,504

Gross profit	1,429,304	384,895	2,425,636	1,538,127

Operating expenses	2,073,397	1,403,541	3,391,910	3,368,141

Loss from operations	(644,093)	(1,018,646)	(966,274)	(1,830,014)

Interest expense	(82,498)	(24,623)	(102,340)	(46,107)

Other Income	5,138	1,766	5,175	8,683

Loss before income taxes	(721,453)	(1,041,503)	(1,063,439)	(1,867,438)

Income tax expense (benefit)	823	0	(19,524)	(238,929)

Net loss	$(722,276)	$(1,041,503)	$(1,043,915)	$(1,628,509)

Loss per common share-basic and diluted	$(0.37)	$(0.53)	$(0.53)	$(0.82)

Average diluted shares outstanding	1,977,959	1,976,354	1,977,368	1,976,354

CONDENSED BALANCE SHEETS
As of June 30, 2021 and December 31, 2020

	6/30/2021	12/31/2020
Assets	(unaudited)
Current assets	$5,712,916	$7,803,453
Property, plant, and equipment, net	7,084,034	7,388,363
Intangible assets, net	245,832	243,583
	$13,042,782	$15,435,399
Liabilities and Stockholders' Equity
Current liabilities	$2,088,057	$3,596,053
Long-term debt	—	—
Stockholders' equity	10,954,725	11,839,346
	$13,042,782	$15,435,399

CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
For the Six Months Ended June 30, 2021 and 2020

	6/30/2021	6/30/2020
Net cash provided by (used in) operating activities	$1,339,569	$(1,189,335)
Net cash (used in) provided by investing activities	(27,014)	2,060,898
Net cash (used in) provided by financing activities	(2,745,545)	1,142,897

Net (decrease) increase in cash	(1,432,990)	2,014,460
Cash at beginning of period	3,693,845	963,649

Cash at end of period	$2,260,855	$2,978,109

4832 Grand Avenue Duluth, MN 55807 USA Phone: (218) 628-2217 Fax: (218) 628-3245 Email: info@ikonics.com Website: www.ikonics.com

RECONCILIATION OF GAAP TO NON-GAAP LOSS

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). We have provided non-GAAP loss in this press release to assist investors in comparing losses on a year-over-year basis and because management believes it is a useful metric in evaluating ongoing performance of our company. Non-GAAP adjusted income reflects the add back of costs related to the 2021 professional services expense and increased stock based compensation expense related to the proposed merger which is expected to occur later this year. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financials measures below.

	Three Months Ended
	6/30/21	6/30/20	% Change
Net loss	$(722,276)	$(1,041,503)	31%

Add: Second quarter transaction related professional service expenses	703,000	—

Add: Second quarter stock based compensation expense	94,000	3,700

Non-GAAP adjusted income (loss)	$74,724	$(1,037,803)	107%

Non-GAAP adjusted income (loss) per common share-basic and diluted	$0.04	$(0.53)

Average diluted shares outstanding	1,977,959	1,976,354

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed business combination between the Company and TeraWulf Inc. (“TeraWulf”) as more fully described in the current report on Form 8-K filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on June 25, 2021, the Company filed a combined preliminary proxy statement and registration statement on Form S-4 with the SEC on July 30, 2021, as amended on August 2, 2021. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. The proxy statement, any other relevant documents, and all other materials filed with the SEC concerning the Company are (or, when filed, will be) available free of charge at http://www.sec.gov and http:/www.ikonics.com/investor-relations. Shareholders should read carefully the proxy statement and any other relevant documents that the Company files with the SEC when they become available before making any voting decision because they will contain important information.

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the transaction, by securities holdings or otherwise, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in its annual report on Form 10-K for the fiscal year ended December 31, 2020, its definitive proxy statement for the annual meeting held on April 29, 2021, and the revised definitive proxy statement for the same meeting, which were filed with the SEC on March 3, 2021, March 23, 2021, and April 6, 2021, respectively. To the extent the Company’s directors and executive officers or their holdings of the Company’s securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These materials are (or, when filed, will be) available free of charge at http://www.Ikonics.com/investor-relations.

4832 Grand Avenue Duluth, MN 55807 USA Phone: (218) 628-2217 Fax: (218) 628-3245 Email: info@ikonics.com Website: www.ikonics.com

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the mergers, including the risks that (a) the mergers may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the merger agreement, (c) other conditions to the consummation of the mergers under the merger agreement may not be satisfied, (d) all or part of TeraWulf’s contemplated financing may not become available, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent a party from specifically enforcing another party’s obligations under the merger agreement or recovering damages for any breach; (2) approval of the combined company’s application to list its shares on The Nasdaq Stock Market LLC, (3) the effects that any termination of the merger agreement may have on a party or its business, including the risks that (a) the price of the Company’s common stock may decline significantly if the mergers are not completed, (b) the merger agreement may be terminated in circumstances requiring the Company to pay TeraWulf a termination fee of $1.2 million, or (c) the circumstances of the termination, may have a chilling effect on alternatives to the mergers; (4) the effects that the announcement or pendency of the mergers may have on the Company and its business, including the risks that as a result (a) the business, operating results or stock price of the Company’s common stock may suffer, (b) its current plans and operations may be disrupted, (c) the ability of the Company to retain or recruit key employees may be adversely affected, (d) its business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) management and employee attention may be diverted from other important matters; (5) the effect of limitations that the merger agreement places on the Company’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (6) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the transactions and instituted against the Company and others; (7) the risk that the transaction may involve unexpected costs, liabilities or delays; (8) other economic, business, competitive, legal, regulatory, and/or tax factors; (9) the possibility that less than all or none of the Company’s historical business will be sold prior to the expiration of the CVRs; and (10) other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020, as updated or supplemented by subsequent reports that the Company has filed or files with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither TeraWulf nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.